Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (File No. 333-238797, File No. 333-225342, File No. 333-225341, File No. 333-183480, File No. 333-169487, File No. 333-148237, File No. 333-103116, File No. 333-97677, File No. 333-69877, File No. 33-59767, File No. 33-59771, File No. 33-59773) on Form S-8 of our reports dated March 15, 2022, with respect to the consolidated financial statements and financial statement schedule III of Pennsylvania Real Estate Investment Trust and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 15, 2022